Rule 424(b)(3)  333-188646
  333-181401
Exhibit (a)(2)

____	No. of American Depositary Shares:
Number	___________
Each American Depositary Share represents One Share CUSIP:

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

ORDINARY SHARES

of

ORANGE

(Incorporated under the laws of France)

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America, as depositary hereunder (the "Depositary"), hereby certifies that                     is the registered owner (an "Owner") of                       American Depositary Shares, representing deposited ordinary shares (herein called "Shares") of ORANGE, a société anonyme organized under the laws of the Republic of France (herein called the "Company").  At the date hereof, each American Depositary Share represents one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Paris office of BNP Paribas  (herein called the "Custodian").

THE DEPOSITARY'S OFFICE ADDRESS IS
1 CHASE MANHATTAN PLAZA, FLOOR 58, NEW YORK, N.Y. 10005

1.           THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement dated as of July 17, 2012 (the "Deposit Agreement") by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.           SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Depositary's Office of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fees and expenses of the Depositary for the surrender of Receipts as provided in this Receipt and payment of all taxes and governmental charges, if any, payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Company's Statuts and the Deposited Securities, the Owner of such Receipt shall be entitled to the transfer of the Deposited Securities to an account in the name of such Owner or such name as shall be designated by such Owner maintained by the Company or its agent for registration and transfer of Shares in the case of Shares in registered form, or maintained by an accredited financial institution in the case of Shares in bearer form, of the amount of the Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.  A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be transferred to an account in the name of such Owner or such name as shall be designated by such Owner maintained by the Company or its agent in the case of Shares in registered form, or maintained by an accredited financial institution in the case of Shares in bearer form.  Thereupon, the Depositary shall, in its discretion, effect the transfer of, or direct the Custodian, subject to Sections 2.06, 3.01 and 3.02 of the Deposit Agreement, and to the other terms and conditions of the Deposit Agreement and the Company's Statuts, to effect such transfer of, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Depositary's Office of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any such dividends, distributions or rights, which may at the time be held by the Depositary.  At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary may direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title, if any, for, or otherwise deliver the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Depositary's Office.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.  In the event that any delivery of Deposited Securities would otherwise require delivery of fractional Deposited Securities, the Depositary may sell the amount of Deposited Securities corresponding to such fraction and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement.

3.           TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Depositary's Office upon surrender of this Receipt, by the Owner hereof in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America and accompanied by funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Company, Depositary, Custodian or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, registration, or conversion fee with respect thereto (including any such tax, charge or fee with respect to Shares being deposited or withdrawn) and payment of any fees of the Depositary as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.

The delivery of Receipts against deposit of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Company, the Depositary or any Registrar are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or the Statuts of the Company or for any other reason, subject to the provisions of the following sentence.  Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended except as permitted in General Instruction I(A)(1) to Form F-6 (as may be amended from time to time) under the Securities Act of 1933, which currently permits suspension only in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or rights required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.  The Depositary will comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company's compliance with U.S. and State securities laws or the laws of the Republic of France.

4.           LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such Receipt to the Depositary.  The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such Receipt shall remain liable for any deficiency. Each Owner and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

5.           WARRANTIES ON DEPOSIT OF SHARES.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant, in addition to such representations and warranties as may be required pursuant to Section 2.02 of the Deposit Agreement, that such Shares are validly issued, fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that such Shares and the Receipts evidencing American Depositary Shares representing such Shares would not be Restricted Securities.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6.           FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws or regulations, or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares), if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in France which is then performing the function of the regulation of currency exchange.

7.           CHARGES OF DEPOSITARY.

The Company agrees to pay the fees and reasonable expenses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present detailed statements for such expenses to the Company at least once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges (to the extent permitted by applicable law or the rules of any securities exchange on which the American Depositary Shares are admitted for trading) shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement) or by Owners, whichever is applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company (or (if applicable) the appointed agent of the Company for transfer and registration of Shares) and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.05 or 6.02 of the Deposit Agreement, (6) a fee of $0.05 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 of the Deposit Agreement (if and to the extent permitted by any securities exchange on which the American Depositary Shares may be listed for trading) (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) an aggregate fee of U.S.$0.05 per American Depositary Share per calendar year (or portion thereof) for services performed by the Depositary in administering the Receipts (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Owners as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions);  provided, however, that the aggregate of fees charged under (6) above and (8) shall not exceed $0.05 per American Depositary Share per calendar year, and (9) reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of the Depositary's agents (including, without limitation, the Custodian and expenses incurred on behalf of Owners in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which charge shall be assessed on a proportionate basis against Owners as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Article 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.           PRE-RELEASE OF RECEIPTS.

The Depositary may issue Receipts against delivery by the Company (or any agent of the Company recording Share ownership) of rights to receive Shares from the Company (or any such agent of the Company).  No such issue of Receipts will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

The Depositary may, notwithstanding Section 2.03 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) beneficially owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners or Beneficial Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be, other than in satisfaction of such Pre-Release), (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners and Beneficial Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.           TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer and transferred in accordance with the terms of the Deposit Agreement, including without limitation Sections 2.04 and 2.06 thereof, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of this Receipt unless such holder is the Owner hereof.

10.           VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

11.           REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Commission.  Such reports and communications will be available for inspection and copying by Owners and Beneficial Owners at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners at its Depositary's Office any reports, notices and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, the Custodian, or a nominee of either as the holder of the Deposited Securities and (b) generally transmitted to the holders of such Deposited Securities by the Company.  The Depositary will also send to Owners of Receipts copies of reports, notices and communications furnished by the Company pursuant to the Deposit Agreement.

The Depositary will keep books, at its Depositary's Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts and the Company provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12.           DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary or the Custodian receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, or will cause its agent, as promptly as practicable after its receipt of such dividend or distribution (unless otherwise prohibited or prevented by law), if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into Dollars and will distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) to the Owners of Receipts entitled thereto; provided, however, that in the event that the Company (or an agent of the Company) or the Depositary or the Custodian is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary agrees to use reasonable efforts to follow the procedures established by the French Treasury to enable U.S. resident Beneficial Owners eligible to recover any excess French withholding taxes initially withheld or deducted with respect to dividends and other distributions of the Company to such Beneficial Owners.  Upon request of any U.S. resident Beneficial Owner who certifies to the Depositary that it has not already applied for or received a tax refund from the French Treasury or that such Beneficial Owner's application for such a refund has been rejected, the Depositary will provide a copy of French Treasury Form 5000-EN (“Certificate of Residence”) and Form 5001-EN (“Calculation of Withholding Tax on Dividends”), or such other form as may be promulgated from time to time by the French tax authorities for such purpose, together with instructions to such Beneficial Owners and will arrange for the filing with the French tax authorities of all such forms completed by U.S. resident Beneficial Owners and returned in sufficient time so they may be filed with the French tax authorities by December 31 of the year following the calendar year in which the related dividend is paid.  Upon receipt of any resulting remittance, the Depositary shall distribute to the Owners entitled thereto, as soon as practicable, the proceeds thereof in Dollars in accordance with Section 4.05 of the Deposit Agreement.

In addition, the Depositary will use reasonable efforts to follow any procedures that may be established by the French Treasury for eligible U.S. resident Owners to be subject to a reduced withholding tax rate of 15%, if available, at the time dividends are paid.  In connection therewith, the Depositary shall take reasonable steps to provide eligible U.S. resident Owners with such forms as may be prescribed by the French Treasury and to take such other reasonable steps as may be required to file such forms with the appropriate French tax authorities.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will cause the securities or property received by the Depositary or the Custodian to be distributed to the Owners entitled thereto, as of the record date fixed pursuant to Section 4.06 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary, after consultation with the Company (to the extent practicable), may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or an agent of the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners) the Depositary deems such distribution not to be feasible, the Depositary, after consultation with the Company (to the extent practicable), may adopt such method as it may reasonably deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement and any expenses in connection with such sale) will be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution in cash pursuant to Section 4.01 of the Deposit Agreement.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, upon prior consultation with and approval of the Company, and shall if the Company shall so request, distribute, as promptly as practicable, to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.  In addition, the Depositary may withhold any distribution of Receipts under this Article 12 or Section 4.03 of the Deposit Agreement if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act.

Whenever the Depositary shall receive notice from the Company of the declaration of a dividend or other distribution without payment of any subscription price on Deposited Securities payable in Shares or cash at the election of each holder of Shares or, if no such election is made, payable in Shares or in cash as provided in the instruments governing such dividend or other distribution, the Depositary shall mail to the Owners a notice, the form of which shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in the notice received by the Depositary from the Company and (b) a statement that each of the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provisions of French law, the Statuts of the Company or the instruments governing such dividend or distribution, to instruct the Depositary as to the manner in which such Owner elects to receive such dividend or distribution.  Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to make the election in accordance with the instructions set forth in such request, and to distribute cash or Shares, as the case may be, in accordance with the terms of Section 4.01 or Section 4.03 of the Deposit Agreement, respectively, to the Owners entitled thereto.  If the Depositary does not receive timely instructions from any Owner as to such Owner's election, the Depositary shall make no election with respect to the Deposited Securities represented by such Owner's American Depositary Shares and shall distribute such Shares or cash as it receives, if any, in respect of such Deposited Securities in accordance with terms of Section 4.01 or Section 4.03 of the Deposit Agreement, respectively, to the Owners entitled thereto.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

13.           RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners, or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse; provided, that if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may, and at the request of the Company shall, distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares representing the Shares and evidenced by a Receipt or Receipts of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary (as promptly as practicable after receipt of such notice) that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to the second paragraph of this Article, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.  In the event that any Shares deposited in accordance with this paragraph have rights in respect of any distribution of cash, securities, or other properties or Shares which are different from the rights of other Deposited Securities by reason of date of issuance or otherwise, any Receipts executed and delivered in respect of such Shares ("Rights Receipts") shall bear a CUSIP number that is different from any CUSIP number that is or may be assigned to any other Receipts issued hereunder and may be endorsed with such legend as the Depositary and the Company may agree.  Rights Receipts shall be treated for all other purposes as identical to Receipts and on such date as they become entitled to the same rights in respect of distributions, they shall become fungible with, and be converted automatically into, Receipts.  Until such date, the Depositary will instruct the Custodian to place any Deposited Securities in respect of which such Rights Receipts are issued into a segregated account separate from any other Shares held by the Custodian under the Deposit Agreement or any other depositary receipt facility relating to the Shares.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may, and at the request of the Company shall, use its commercially best efforts to sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available.  The Depositary shall allocate the net proceeds of such sales (net of the fees of the Depositary as provided herein, any expenses in connection with such sale and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.  Such proceeds shall be distributed in accordance with Section 4.01 of the Deposit Agreement.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from or not subject to the registration requirements of the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act.  If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act of 1933, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration requirements, it being understood that the Company shall have no obligation to furnish any such opinion.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.           CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can, pursuant to applicable law, be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine, in accordance with applicable law, such Foreign Currency into Dollars, and such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation.  Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file, as promptly as practicable, such application for approval or license as it deems practicable; provided, however, that the Depositary shall be entitled to rely upon French local counsel in such matters, which counsel shall be instructed to act as promptly as possible; provided further, that the Company shall not be obligated to make any such filing.

If at any time Foreign Currency received by the Depositary is not, pursuant to applicable law, convertible, in whole or in part, into Dollars transferable to the United States and/or to some or all Owners of Receipts, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary cannot be promptly obtained, the Depositary will, (a) as to that portion of the Foreign Currency that is convertible into Dollars, make such conversion and, if permitted by applicable law, transfer such Dollars to the United States for distribution to Owners in accordance with the first paragraph of Section 4.05 of the Deposit Agreement and (b) as to the nonconvertible balance, if any, (i) if requested in writing by an Owner, distribute or cause the Custodian to distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary or Custodian to such Owner and (ii) the Depositary will hold or will cause the Custodian to hold any amounts of nonconvertible Foreign Currency not distributed pursuant to the immediately preceding subclause (i) uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.

15.           RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary gives effect to a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date, after consultation with the Company and, to the extent practicable, with prior written confirmation to the Company if such date is different from the record date established by the Company in respect of the Shares, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) responsible for any fee assessed by the Depositary pursuant to the Deposit Agreement or (b) for fixing the date on or after which each American Depositary Share will represent the changed number of Shares, subject to the terms and conditions of the Deposit Agreement between the Depositary and the Company.

16.           VOTING OF DEPOSITED SECURITIES.

The Company shall timely notify the Depositary in writing prior to any meeting of holders of Shares or other Deposited Securities of such meeting.  Upon receipt of such notice, and upon consultation with the Company, the Depositary shall, in a timely manner, mail to the Owners (i) a copy or summary in English or an English version of the notice of such meeting sent by the Company to the Depositary pursuant to Section 5.06, (ii) a statement that the Owners as of the close of business on a record date established by the Depositary pursuant to Section 4.06 will be entitled, subject to any applicable provisions of French law, the Statuts of the Company and the Deposited Securities (which provisions, if any, will be summarized in pertinent part in such statement), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Owner's American Depositary Shares, (iii) copies or summaries in English of any materials or other documents provided by the Company for the purpose of enabling such Owner to give instructions for the exercise of such voting rights, (iv) a voting instruction card to be prepared by the Depositary and the Company (a "Voting Instruction Card") setting forth the date established by the Depositary for the receipt of such Voting Instruction Card (the "Receipt Date"), and (v) a statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give the Custodian instructions to vote or cause to vote the Deposited Securities underlying the American Depositary Shares for which voting instructions are specifically given or deemed given, in accordance with the recommendations of the Board of Directors of the Company.  Voting instructions may be given only in respect of a number of American Depositary Shares representing an integral number of Shares. Upon receipt by the Depositary from an Owner of American Depositary Shares of a properly completed Voting Instruction Card on or before the Receipt Date, the Depositary shall endeavor (i) insofar as practical and permitted under any applicable provisions of French law and the Statuts of the Company, to vote or cause to be voted the Shares represented by such American Depositary Shares in accordance with the instructions set forth in such Voting Instruction Card or (ii) to forward such instructions to the Custodian and the Custodian shall endeavor, insofar as practical and permitted under any applicable provisions of French law and the Statuts of the Company, to vote or cause to be voted the Shares represented by such American Depositary Shares in accordance with the instructions set forth in such Voting Instruction Card.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions.  The Depositary will not knowingly take any action to impair its ability to vote or cause to be voted the number of Shares necessary to carry out the instructions of all Owners. Subject to the next paragraph, if no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the Receipt Date, the Owner shall be deemed to have instructed the Depositary   to vote or cause to vote the Deposited Securities underlying the American Depositary Shares for which voting instructions are deemed given in accordance with the recommendations of the Board of Directors of the Company, provided, that no such instruction shall be deemed given  with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such instructions given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

Notwithstanding the foregoing, Owners will not be deemed to have instructed the Depositary to give the Custodian instructions to vote or cause to vote the Deposited Securities underlying their American Depositary Shares in accordance with the recommendations of the Board of Directors of the Compan and the Depositary shall not give such instructions with respect to any shareholders' meeting unless and until it has received legal assurances from the Company's French counsel, addressed to the Depositary in form and substance reasonably acceptable to the Depositary.  The Depositary will not be subject to any potential liability arising from voting on the ground that the voting arrangement set forth in this Deposit Agreement violates any French law.

There is no guarantee that Owners generally or any Owner in particular will receive the notice described above with sufficient time to enable such Owner to return any voting instructions to the Depositary in a timely manner.

Notwithstanding anything contained in the Deposit Agreement or any Receipt, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the American Depositary Shares are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicizes to Owners, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

The Depositary will not charge any fees to the Owners in connection with the foregoing transactions to enable any Owner to exercise its voting rights under the Deposit Agreement.

Notwithstanding anything in the Deposit Agreement to the contrary, the Depositary and the Company may modify, amend or adopt additional voting procedures from time to time as they determine may be necessary or appropriate to comply with French or United States law or the Statuts of the Company.

17.           CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal or par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, after consultation with the Company, execute and deliver additional Receipts as in the case of a distribution in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.  Promptly after the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Company shall notify the Depositary in writing of such occurrence and, as soon as practicable after receipt of such notice from the Company, the Depositary shall give notice thereof to all Owners of Receipts.

18.           LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall incur any liability to any Owner or Beneficial Owner, if by reason of any provision of any present or future law, rule, regulation, fiat, order or decree of the United States, The Republic of France or any other country, or of any other governmental or regulatory authority or stock exchange or market or automated quotation system, or by reason of any provision, present or future, of the Statuts of the Company or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God, war, terrorism or other circumstances beyond their control, the Depositary or the Company shall be prevented or forbidden from, or delayed in, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company (or any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933)) incur any liability to any Owner or Beneficial Owner by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable) or the Statuts of the Company.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, the Depositary is prevented or prohibited from making such distribution or offering available to Owners, and the Depositary is prevented or prohibited from disposing of such distribution or offering on behalf of such Owners and making the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

The Company and its directors, employees, agents and controlling persons (as defined under the Securities Act of 1933) assume no obligation nor shall they be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners, except that the Company agrees to perform its obligations specifically set forth in the Deposit Agreement without gross negligence or willful misconduct.  The Depositary and its directors, employees, agents and controlling persons (as defined under the Securities Act of 1933) assume no obligation nor shall they be subject to any liability under the Deposit Agreement to any Owners or Beneficial Owners (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in the Deposit Agreement without gross negligence or willful misconduct.  Neither the Depositary nor the Company nor any of their respective directors, employees agents and controlling persons (as defined under the Securities Act of 1933) shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodians shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodians being solely to the Depositary.

Neither the Depositary nor the Company nor any of their directors, employees agents and controlling persons (as defined under the Securities Act of 1933) shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast (provided that any such action or inaction is in good faith) or for the effect of any such vote.

The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.  The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. Notwithstanding anything to the contrary contained in this Deposit Agreement (including the Receipts), the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that the Custodian has (i) committed negligence, fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located.

The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall be under no obligation to inform Owners or any other holders of an interest in American Depositary Shares about the requirements of French law, rules or regulations or any changes therein or thereto.

Notwithstanding anything to the contrary set forth in the Deposit Agreement or any Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Owner or Owners, any Receipt or Receipts or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

None of the Depositary, the Custodian or the Company shall be liable for the failure by any Owner or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Owner's or Beneficial Owner's income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Owners and Beneficial Owners on account of their ownership of the Receipts or American Depositary Shares. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company.

Notwithstanding anything herein or in the Deposit Agreement to the contrary, the Depositary and the Custodian(s) may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection herewith and the Deposit Agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the Depositary and the Custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.

Neither the Depositary, the Company nor any of their respective agents shall be liable to Owners or Beneficial Owners for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Company and the Depositary have agreed to certain indemnification provisions provided for in the Deposit Agreement.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.           RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

20.           AMENDMENT.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement in writing between the Company and the Depositary without the consent of the Owners in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, charges incurred in connection with the conversion of Foreign Currency pursuant to Section 4.05 and in connection with compliance with foreign exchange regulations, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been mailed to the Owners of outstanding Receipts.  Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of Receipt to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipts at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance. Notice of any amendment to the Deposit Agreement or form of Receipts shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Owners identifies a means for Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the U.S. Securities and Exchange Commission's, the Depositary's or the Company's website or upon request from the Depositary).

21.           TERMINATION OF DEPOSIT AGREEMENT.

The Depositary at any time at the direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, such termination to be effective on a date specified in such notice not less than 30 days after the date thereof, if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Depositary's Office, (b) payment of the fee and expenses of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to the Owner or upon the Owner's order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08 of the Deposit Agreement.  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22.           DISCLOSURE OF INTERESTS

Notwithstanding any other provision of the Deposit Agreement, each Owner and Beneficial Owner agrees, and the Depositary agrees, to comply with the Company's Statuts, as they may be amended from time to time, and the laws of The Republic of France with respect to the disclosure requirements regarding ownership of Shares, all as if the Receipts were the Shares represented thereby.  As of the date of the Deposit Agreement, such disclosure requirements are summarized as follows:

Each Owner and Beneficial Owner agrees to (a) promptly provide such information as the Company or the Depositary may request from time to time pursuant to any applicable laws, regulations or the organizational or corporate documents of the Company (including, without limitation, French law, any applicable law of the United States, the Company Statuts, any resolutions of the Company’s Board of Directors adopted pursuant to such  Statuts, the requirements of any markets or exchanges upon which the Shares,  American Depositary Shares or Receipts are listed or traded, or to any requirements of any electronic book-entry system by which the  American Depositary Shares or Receipts may be transferred), and (b) be bound by and subject to such laws, regulations, and organizational and corporate documents, to the same extent as if such Owner and Beneficial Owner held Shares directly, in each case irrespective of whether or not they are Owners or Beneficial Owners at the time such request is made. The Depositary agrees to use its reasonable efforts to forward upon the request of the Company any such request from the Company to the Owners and to forward to the Company any such responses to such requests received by the Depositary.  Without limiting the generality of the foregoing, each Owner and Beneficial Owner, acting alone or in concert, agrees to comply with the Company’s Articles of Association (statuts) and any other organizational document, as the same may be amended from time to time, and French law, with respect to disclosure requirements regarding ownership, and the potential for ownership (including through any derivative instruments), of Shares including through  American Depositary Shares, which is deemed to include inter alia requirements to make notifications and filings within the required time frames to the Company and the AMF.

French law provides that any individual or entity (including an Owner and Beneficial Owner of  American Depositary Shares), acting alone or in concert with others, that acquires, directly or indirectly, more than one-twentieth (5%), one-tenth (10%), three twentieth (15%), one-fifth (20%), one-quarter (25%), three tenth (30%), one-third (33%), one-half (50%), two-thirds (66.66%), eighteen twentieth (90%) and nineteen twentieth (95%) of the share capital or the voting rights of the Company, or whose holdings fall below any such threshold, must notify the Company and the AMF, the administrative agency that has general regulatory authority over the French stock exchanges (no later than the close of the trading session of the fourth trading day following the crossing, upwards or downwards, of the relevant threshold), in particular, of the number of equity securities it holds and the voting rights attached thereto.  In the case of a violation of the notification requirements provided for under French law, the undeclared share capital interest in excess of the required notification threshold will be deprived of voting rights until the end of a two-year period following the date on which the owner thereof has complied with such notification requirement.  In addition, any shareholder who fails to comply with the above requirements may have all or part of its voting rights suspended for up to five years by the commercial court at the request of the Company's chairman, any shareholder or the AMF.

In addition, the Statuts provide that every shareholder (including a holder of  American Depositary Shares) who, directly or indirectly, acting alone or in concert with others, acquires ownership of control of equity securities representing 0.5%, or any multiple of 0.5%, of the Company's share capital or voting rights, or whose holdings fall below any such limit, shall be required to notify the Company of such fact and of the securities giving access to the capital or the voting rights potentially attached to these securities, within 5 trading days of such acquisition or disposition by letter with acknowledgement of receipt. Failure to comply with such notification provisions will result in the application of the penalties provided for under French law in the case of a violation of a legal notification requirement (as described above) if requested (and recorded in the minutes of the relevant general meeting of shareholders) by one or more shareholders holding equity securities representing at least 5% of the Company's share capital or voting rights.  Owners and Beneficial Owners of American Depositary Shares should provide any required notifications to the Company at its principal address as set forth on its website.

In order to facilitate compliance with the notification requirements, an Owner or Beneficial Owner may deliver any notification to the Depositary with respect to Shares to which American Depositary Shares evidenced by Receipts relate, and the Depositary shall, as soon as practicable, forward such notification to the Company.

The Depositary agrees to furnish to the Company upon request a list of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary maintained for such purpose, in accordance with this paragraph and Section 4.10 of the Deposit Agreement.

23.           PARTIAL DIVIDEND SHARES

In the event that any Shares deposited under the Deposit Agreement entitle holders of record thereof ("recordholders") as of the next dividend record date to receive a per-Share dividend in an amount different from that payable to recordholders of Shares outstanding on the immediately preceding dividend record date, or no dividend, the following provisions shall apply:

(a)           The term "Full Dividend Shares" shall mean those Shares which will entitle recordholders on the next dividend record date to receive a per-Share dividend in an amount equal to that payable to recordholders of Shares outstanding on the immediately preceding dividend record date.  The term "Partial Dividend Shares" shall mean those Shares which entitle recordholders as of the next dividend record date to receive a per-Share dividend in an amount different from that payable to recordholders of Full Dividend Shares, or no dividend.

(b)           Partial Dividend Shares deposited hereunder shall be held by the Depositary or Custodian in a segregated account different from the account in which Full Dividend Shares deposited hereunder are held.

(c)           Partial Dividend Shares shall be represented by a class of American Depositary Shares ("Partial Dividend ADSs") different from those representing Full Dividend Shares ("Full Dividend ADSs"), and such Partial Dividend ADSs shall be evidenced by a class of Receipts ("Partial Dividend ADRs") different from those evidencing Full Dividend ADSs ("Full Dividend ADRs") and shall bear a legend with respect to their status as Partial Dividend Shares.

(d)           Whenever Partial Dividend Shares become Full Dividend Shares, the Depositary shall cause the Custodian to transfer such Partial Dividend Shares into the account in which other Full Dividend Shares are held, the Partial Dividend ADSs representing such Partial Dividend Shares shall automatically convert into Full Dividend  ADSs and the Depositary shall take such action as may be necessary to effect such conversion.

(e)           Owners and Beneficial Owners of Full Dividend ADSs shall be entitled to receive only dividends and other distributions received in respect of Full Dividend Shares.  Owners and Beneficial Owners of Partial Dividend ADSs shall be entitled to receive only dividends and other distributions received in respect of Partial Dividend Shares.

(f)           All other provisions of the Deposit Agreement shall apply to Partial Dividend Shares and Partial Dividend ADSs, subject to Section 2.11 thereof.

24.           UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DIRECT REGISTRATION SYSTEM

Notwithstanding anything to the contrary in the Deposit Agreement:

(a)           American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to the Deposit Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to uncertificated American Depositary Shares as well as to certificated American Depositary Shares, and to Owners and holders of uncertificated American Depositary Shares as well as to Owners and holders of Receipts.

(b)           (i)           The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Depositary's Office to the person entitled to such delivery of one or more Receipts evidencing American Depositary Shares registered in the name requested by that person.

           (ii)           The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Depositary's Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Depositary's Office of one or more Receipts evidencing American Depositary Shares.

(c)           American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.

(d)           The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)           Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)           (i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in clause (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

24.           Waiver.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN RECEIPTS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).